UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

MANUFACTURED HOUSING PROPERTIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

136 Main Street
Pineville, NC 28134
(Address of Principal Executive Offices) (Zip Code)

(704) 869-2500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 239.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2018, the registrant entered into a letter agreement with Maxim Group LLC (“Maxim”) pursuant to which Maxim has agreed to provide general financial advisory and investment banking services to the registrant in exchange for a non-refundable monthly fee of $25,000 (payable one-half at the beginning of each month and the remaining one-half at the end of fourth month of the agreement term) plus three and a half percent (3.5%) of the outstanding shares of registrant’s common stock as of the date of execution of the agreement. The term of the agreement is for a period of four months.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On October 7, 2018, the registrant caused 350,000 shares of its previously unissued common stock to be issued by its transfer agent to Maxim Group LLC pursuant to the terms of the letter agreement described in more detail in Item 1.01. The shares issued are restricted shares and the certificate representing the share contains the registrant’s customary restrictive legend regarding sale of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUFACTURED HOUSING PROPERTIES INC. (Registrant)

Date: November 14, 2018	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer